Exhibit 23.1 Consent of Auditor

MADSEN & ASSOCIATES CPA’S INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants	Salt Lake City, Utah, 84102
Telephone: 801-268-2632
Fax: 801-262-3937

May 21, 2010

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re: Post Effective Amendment No. 1 to Form S-1 Registration Statement
       Pana-Minerales S.A. (the “Company”)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post Effective Amendment No. 1 to the Registration Statement on Form S-1 of Pana-Minerales S.A., of our report dated November 2, 2009 on the statements of operations, changes in stockholder’s deficiency and cash flows for the year ended August 31, 2009.

We also consent to the reference to our firm under the caption “Experts” in the prospectus.

Madsen & Associates CPA’s Inc.
Murray, Utah

Dated: May 26, 2010